OFFICE OF THE SECRETARY OF STATE

                        STATE OF OKLAHOMA


                   CERTIFICATE OF INCORPORATION

          WHEREAS, the Certificate of Incorporation of,

                 CHESAPEAKE OKLAHOMA CORPORATION

has been filed in the office of the Secretary of State of the State of Oklahoma.

          NOW, THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

          IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.






[OKLAHOMA STATE SEAL]        Filed in the City of Oklahoma City
                             this 19th day of November, 1996.


                              TOM COLE
                              Tom Cole, Secretary of State

                              BETH N. GARNER
                              Beth N. Garner

                   CERTIFICATE OF INCORPORATION
                                OF
                 CHESAPEAKE OKLAHOMA CORPORATION


                            ARTICLE I

                               Name

          The name of the Corporation is:

                 CHESAPEAKE OKLAHOMA CORPORATION


                            ARTICLE II

                   Registered Office and Agent

          The address of the Corporation's registered office in the State of Oklahoma is 6104 N. Western Avenue, Oklahoma City,
Oklahoma 73118. The Corporation's registered agent at such address is Janice A. Dobbs.

                           ARTICLE III

                             Purposes

          The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Oklahoma General Corporation Act (the "Act"). The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.


                            ARTICLE IV

                          Capital Stock

          The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share and One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

          Section 1.    Preferred Stock.  The Preferred
Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the board of directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The board of directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the board with respect to each series shall include but not be limited to, determination of the following:

                                A.   The number of shares
          constituting a series, the distinctive designation of a series and the stated value of the series, if different from the par value;

                                B.   Whether the shares of a series
          are entitled to any fixed or determinable dividends, the dividend rate (if any) on the shares, whether the dividends are cumulative and the relative rights of priority of dividends on shares of that series;

                                C.   Whether a series has voting
          rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

                                D.   Whether a series will have or
          receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

                                E.   Whether or not the shares of a
          series are redeemable and the terms and conditions of such redemption, including, without limitation, the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

                                F.   Whether a series will have a
          sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;

                                G.   The right of a series to the
          benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

                                H.   The rights of a series in the
          event of voluntary or involuntary liquidation, dissolution or winding up of the corporation and the relative rights of priority of payment of a series; and

                                I.   Any other relative,
          participating, optional or other special rights, qualifications, limitations or restrictions of such series.

          Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the common shares with respect to the same dividend period.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          Section 2.     Common Stock.  The Common Stock
shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders. Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any shares of Preferred Stock, Common stock, or other equity securities issued or to be issued by the Company.

          Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

          In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.


                            ARTICLE V

                 Limitation of Director Liability

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for (i) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) the payment of dividends or the redemption or purchase of stock in violation of Section 1053 of the Act; (iii) any breach of such director's duty of loyalty to the Corporation or its shareholders; or (iv) any transaction from which such director derived an improper personal benefit.


                            ARTICLE VI

                     Certain Stock Purchases

          Section 1.     Certain Definitions.  For the
purposes of this Article VI:

          "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on a principal United States securities exchange registered under the Exchange Act on which such stock is listed or in the national market system maintained by the National Association of Securities Dealers, Inc., or, if the stock is not listed on any such exchange or designated as a national market system security, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith.

          "Interested Shareholder" shall have the meaning ascribed to such term under Section 1090.3 of the Act.

          Section 2.     Vote Required for Certain Stock
Purchases.

               A. Any direct or indirect purchase by the Corporation, or any subsidiary of the Corporation, of any capital stock from a person or persons known by a majority of the Continuing Directors of the Corporation to be an Interested Shareholder who has beneficially owned such capital stock for less than three years prior to the date of such purchase, or any agreement in respect thereof, at a price in excess of the Fair Market Value shall require the affirmative vote of no less than 66 2/3% of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding for this purpose the votes by the Interested Shareholder, unless a greater vote shall be required by law.

               B. Such affirmative vote shall not be required for a purchase or other acquisition of securities of the same class made on substantially the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations). Furthermore, such affirmative vote shall not be required for any purchase effected on the open market and not the result of a privately-negotiated transaction.

          Section 3.     Powers of Continuing Directors.
The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder, and the number of shares of capital stock owned beneficially by any person.


                           ARTICLE VII

                        Board of Directors

          Section 1.     Management by Board of Directors.
The business and affairs of the Corporation shall be under the direction of the Board of Directors.

          Section 2.     Number of Directors.  The number
of Directors which shall constitute the whole board shall be not less than three nor more than fifteen, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of sixty-six and two-third percent (66 2/3%) of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term. The number of directors of the Corporation may, from time to time, be increased or decreased in such manner as may be provided in the bylaws of the Corporation.

          Section 3. Classes of Directors; Election by Shareholders; Vacancies. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. No election of directors need be by written ballot.

                                Notwithstanding the foregoing,
whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation attributable to such Preferred stock or the resolution or resolutions adopted by the Board of Directors pursuant to
Section 2 of this Article VII applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.


                           ARTICLE VIII

                            Indemnity

          Section 1.     Third Party Claims.  The
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

          Section 2.     Derivative Claims.  The Corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 3.     Expenses.  Expenses, including fees
and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

          Section 4.     Insurance.  The Corporation may
purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

          Section 5.      Reimbursement.  To the extent that
a director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.       Enforcement.  Every such person
shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.


                            ARTICLE IX

     Amendments; Bylaws; Control Shares Act; Written Consent

          Section 1.     Amendments to Certificate of
Incorporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles V, VI, VII, VIII and this Article IX of this Certificate of Incorporation.

          Section 2.      Bylaws.  Prior to the receipt of
any payment for any of the Corporation's stock, the Bylaws of the Corporation shall be adopted, amended or repealed by the Incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

          Section 3.      Control Shares Act.  The
Corporation shall not be subject to the Oklahoma Control Shares Act as codified at Sections 1145-1155 of the Act. This election shall be effective on the date of filing this Certificate.

          Section 4.      Action By Written Consent.  Any
action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


                            ARTICLE X

                           Incorporator

          The name and mailing address of the Incorporator is as follows:

          W. Chris Coleman                     Tenth Floor
                                               Two Leadership Square
                                               Oklahoma City, OK  73102

          I, the undersigned, for the purpose of forming a corpo-ration under the laws of the State of Oklahoma, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 18th day of October, 1996.



                                                    W. CHRIS COLEMAN
                                                    W. Chris Coleman

                     CONSENT TO SIMILAR NAME


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA;

     Pursuant to 18 O.S. 1986 Supp. Section 1141 or 54 O.S. Supp.
1984, Section 303, whichever is applicable, the undersigned corporation or limited partnership hereby consents to the use of the name or a similar name.

1. The name of the consenting corporation or limited partnership is:

     CHESAPEAKE LIMITED PARTNERSHIP

and is organized under the laws of the State of Oklahoma.

2. The proposed name of the corporation or limited partnership to which this consent is given is:

     CHESAPEAKE OKLAHOMA CORPORATION

and is organized or is to be organized under the laws of the State of Oklahoma.

3. In the event the proposed corporation name is identical to the consenting corporation's name the consenting corporation is about to:

     A.   Change its name _____.
     B.   Cease to do business X.
     C.   Withdraw from Oklahoma _____.
     D.   Be wound up _____.

     IN WITNESS WHEREOF, this corporation or limited partnership has caused this consent to be executed this 14th day of November, 1996.

                              CHESAPEAKE OPERATING, INC., General
                              Partner

                              By  TOM L. WARD
                                  Tom L. Ward, Chief Operating
                                  Officer

ATTEST:

JANICE A. DOBBS
Janice A. Dobbs, Secretary

                 OFFICE OF THE SECRETARY OF STATE

                        STATE OF OKLAHOMA

                      STATE SEAL OF OKLAHOMA



                      CERTIFICATE OF MERGER


     WHEREAS, CHESAPEAKE ENERGY CORPORATION formerly: CHESAPEAKE OKLAHOMA CORPORATION, a corporation organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said corporation is the surviving entity, as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned Secretary of State of
Oklahoma, by virtue of the Powers vested in me by law, do hereby issue this Certificate evidencing such merger.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

EFFECTIVE DATE:  DECEMBER 31, 1996

     Filed in the City of Oklahoma City this 23rd day of December, 1996.

                              TOM COLE
                              Tom Cole, Secretary of State
STATE SEAL OF OKLAHOMA
                              BETH GARNER
                              Beth Garner

               CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
                  CHESAPEAKE ENERGY CORPORATION
                               INTO
                 CHESAPEAKE OKLAHOMA CORPORATION


          CHESAPEAKE ENERGY CORPORATION, a Delaware corporation
(the "Corporation"),     DOES HEREBY CERTIFY:


          FIRST: That it owns 100% of the issued and outstanding shares of the capital stock of CHESAPEAKE OKLAHOMA CORPORATION, an Oklahoma corporation ("Chesapeake Oklahoma").


          SECOND: That its board of directors at a meeting held on the 15th day of October, 1996, determined to merge the Corporation into CHESAPEAKE OKLAHOMA CORPORATION, and did adopt the following resolutions:

          WHEREAS, the officers of the Corporation recommended that the Corporation reincorporate under the laws of the State of Oklahoma and the Board of Directors, after discussing the issue, has determined that the reincorporation is in the best interest of the shareholders and the Corporation; and

          WHEREAS, to facilitate the Corporation's reincorporation, the officers of the Corporation recommended that the Corporation form Chesapeake Oklahoma Corporation ("Chesapeake Oklahoma") to be organized and exist under and by virtue of the laws of the State of Oklahoma, with an authorized capitalization of (i) 100 million shares of common stock, $.01 par value ("Chesapeake Oklahoma Common Stock"), 10 shares of which will be issued and outstanding prior to the reincorporation, and (ii) 10 million shares of preferred stock, $.01 par value, no shares of which will be issued and outstanding prior to the reincorporation (all shares of Chesapeake Oklahoma Common Stock outstanding prior to the reincorporation will be held of record and beneficially by the Corporation).

          NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take any and all actions required to reincorporate the Corporation under the laws of the State of Oklahoma, including without limitation, the forming of Chesapeake Oklahoma as a new transitory subsidiary, in accordance with the recitations set forth herein, the listing of the shares of Chesapeake Oklahoma on the New York Stock Exchange, the registration of such shares with the Securities and Exchange Commission and any state securities agency, the assumption by Chesapeake Oklahoma of all existing plans and registration statements of the Corporation and such other actions as may be necessary to the effect that the rights and obligations of Chesapeake Oklahoma will be virtually identical to the rights and obligations of the Corporation.

          WHEREAS, after the formation of Chesapeake Oklahoma, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation merge with and into Chesapeake Oklahoma pursuant to Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law (the "Merger") and immediately thereafter for Chesapeake Oklahoma to change its name to Chesapeake Energy Corporation; and

          WHEREAS, the Corporation and Chesapeake Oklahoma will hereinafter be know as the "Constituent Corporations;"
          and

          WHEREAS, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation be merged with and into Chesapeake Oklahoma in the manner contemplated herein (the "Plan") and recommend that the Merger and the Plan be approved and adopted by the shareholders of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the Constituent Corporations will be merged into a single corporation by the Corporation merging with and into Chesapeake Oklahoma, which will survive the Merger, pursuant to the provisions of Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law. Upon such Merger, the separate existence of the Corporation will cease, and Chesapeake Oklahoma will become the owner, without transfer, of all rights and property of the Constituent Corporations, and will be subject to all the liabilities of the Constituent Corporations in the same manner as if Chesapeake Oklahoma had itself incurred such liabilities all as provided by the Oklahoma General Corporation Act.

          FURTHER RESOLVED, that, on the Effective Date of the Merger, which will be 5:00 p.m., CST, on December 31, 1996 (the "Effective Date of the Merger"), the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma, as currently in effect, will be the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma until they are duly amended, except that the name of Chesapeake Oklahoma will be changed to Chesapeake Energy Corporation.

          FURTHER RESOLVED, that on the Effective Date of the Merger, the directors and officers of the Corporation will become the directors and officers of Chesapeake Oklahoma until their successors are duly elected and qualified.

          FURTHER RESOLVED, that on the Effective Date of the Merger (i) each share of Chesapeake Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into one share of Chesapeake Oklahoma Common Stock, (ii) each share of Chesapeake Oklahoma Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be cancelled and no payment will be made in respect thereof, and (iii) upon surrender of any certificates representing Chesapeake Common Stock, stock certificates representing Chesapeake Oklahoma Common Stock will be reissued to the holder thereof.

          FURTHER RESOLVED, that this Plan will be submitted to the shareholders of the Corporation for approval in the manner provided by applicable Oklahoma and Delaware law. After approval by the vote of the holders representing not less than a majority of the issued and outstanding shares of Chesapeake Common Stock entitled to vote on the Merger, the officers are, and each of them hereby is, authorized and directed to execute and file with the Secretary of State of the States of Oklahoma and Delaware a Certificate of Ownership and Merger and to make any such further filings as may be necessary to effectuate the Merger.

          FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to execute any and all agreements, documents or consents, and to take any and all actions deemed necessary or desirable to permit the consummation of the Merger as required by: (a) that certain Indenture dated as of March 31, 1994, as supplemented, among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; (b) that certain Indenture dated as of May 15, 1995 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; and (c) that certain Indenture dated as of April 1, 1996 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee. The execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.

          FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute and deliver on behalf of the Corporation all agreements and documents contemplated by the Plan, together with any and all documents and related agreements deemed necessary or desirable by said officer or officers to effectuate the foregoing, each in accordance with the recitations contained herein, and containing such further and different terms and conditions as said officer or officers will deem necessary or desirable to accomplish the objectives set forth herein, and further, that the execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.


          THIRD: The merger has been approved by a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting duly called and held after twenty days' notice of the purpose of the meeting mailed to each such stockholder at his address as it appears in the records of the Corporation.


          FOURTH: Chesapeake Oklahoma hereby agrees that it may be served with process in the state of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of Chesapeake Oklahoma arising from the merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of
Section 262 of the Delaware General Corporation Law, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 6100 N. Western Avenue, Oklahoma City, OK 73118.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary effective the 13th day of December, 1996.



                                CHESAPEAKE ENERGY CORPORATION

                                   THOMAS L. WARD
                                   Thomas L. Ward
                                   President


ATTEST:

JANICE DOBBS
Janice Dobbs
Secretary
[Seal]